UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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World Acceptance Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 30, 2004

To the Shareholders of

World Acceptance Corporation:

In connection with the Annual Meeting of Shareholders of your Company to be held on August 4, 2004, we enclose a Notice of the Meeting, a Proxy Statement containing information about the matters to be considered at the Meeting, and a form of proxy relating to those matters.

In addition, we enclose our 2004 Annual Report which provides information relating to the Company’s activities and operating performance during the most recent fiscal year.

You are cordially invited to attend the Annual Meeting of Shareholders. We would appreciate your signing and returning the form of proxy so that your shares can be voted in the event that you are unable to attend the Meeting. A postage-paid return envelope for that purpose is provided for your convenience. Your proxy will, of course, be returned to you if you are present at the Meeting and elect to vote in person. It may also be revoked in the manner set forth in the Proxy Statement. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ CHARLES D. WALTERS
Charles D. Walters Chairman of the Board

WORLD ACCEPTANCE CORPORATION

108 Frederick Street

Greenville, South Carolina 29607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of World Acceptance Corporation will be held at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, on Wednesday, August 4, 2004, at 11:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To consider and act upon a proposal to ratify the action of the Audit Committee in selecting KPMG LLP as independent public accountants to audit the books of the Company and its subsidiaries for the current fiscal year; and

3.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 18, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company would appreciate your signing and returning the accompanying form of proxy promptly, so that if you are unable to attend, your shares can nevertheless be voted at the Annual Meeting.

/s/ CHARLES D. WALTERS
Charles D. Walters Chairman of the Board

June 30, 2004

IMPORTANT NOTICE

Please Sign and Mail Your Proxy Promptly

WORLD ACCEPTANCE CORPORATION

108 Frederick Street

Greenville, South Carolina 29607

PROXY STATEMENT

The following statement, first mailed on or about June 30, 2004, is furnished in connection with the solicitation by the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on August 4, 2004, at 11:00 a.m., local time, at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, and at any adjournment or adjournments thereof.

The accompanying form of proxy is for use at the Meeting if a shareholder is unable to attend in person or plans to attend but prefers to vote by proxy. The proxy may be revoked by the shareholder at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation, or a properly executed proxy of a later date, or by attending the Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of:

1.	The election to the Board of the seven (7) nominees named in this Proxy Statement;

2.	The ratification of the Audit Committee’s selection of KPMG LLP as independent public accountants to audit the books of the Company and its subsidiaries for the current fiscal year.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers, and other record holders to send proxies and proxy materials to the beneficial owners of the Company’s common stock, no par value (the “Common Stock”), and secure the beneficial owners’ voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by other forms of communication.

Pursuant to the provisions of the South Carolina Business Corporation Act, the Board of Directors has fixed June 18, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and, accordingly, only holders of record at the close of business on that date of outstanding shares (the “Shares”) of the Common Stock will be entitled to notice of and to vote at the Meeting.

The number of outstanding Shares entitled to vote as of the record date was 18,502,397. Each Share is entitled to one vote. In accordance with South Carolina law and the Company’s bylaws, a majority of the outstanding Shares entitled to vote, represented in person or by proxy, will constitute a quorum for the election of directors, and the ratification of the selection of auditors. Abstentions and broker non-votes (if any) will be counted for purposes of determining the presence or absence of a quorum.

With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Approval of the auditors will be granted if more votes are cast in favor of such proposal than are cast against it. Accordingly, abstentions will have no effect on the outcome of the vote of such proposal. Broker non-votes (if any), will not be counted as votes cast and will have no effect on the outcome of the vote on any proposals. Cumulative voting is not permitted under the Company’s articles of incorporation.

On June 18, 2004, the only class of voting securities the Company had issued and outstanding was its Common Stock. The following table sets forth the names and addresses of, and the numbers and percentages of Shares beneficially owned by, persons known to the Company to beneficially own five percent or more of the outstanding Shares. Except as noted otherwise, each shareholder listed below possesses sole voting and investment power with respect to the Shares listed opposite the shareholder’s name.

Ownership of Shares by Certain

Beneficial Owners as of June 18, 2004

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Columbia Wanger Asset Management L.P. (1) WAM Acquisition GP, Inc. Columbia Acorn Trust 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,926,300	15.8%

Thomas W. Smith (2) Thomas N. Tryforos Scott J. Vassalluzo 323 Railroad Avenue Greenwich, Connecticut 06830	2,028,400	11.0%

(1)	Based on an amended Schedule 13G dated February 10, 2004. Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. report shared voting and dispositive power over all Shares listed, and Columbia Acorn Trust reports shared voting and dispositive power over 2,340,200 of the Shares listed.

(2)	Based on an amended Schedule 13G dated November 12, 2002. Each of Mr. Smith, Mr. Tryforos, and Mr. Vassalluzo reports shared voting and disposition power over 1,933,600 Shares. Mr. Smith reports sole voting and dispositive power over 94,800 Shares, Mr. Tryforos reports sole voting and dispositive power over no Shares, and Mr. Vassalluzo has sole power to vote and dispose of 36,000 Shares.

ELECTION OF DIRECTORS

The Company’s bylaws provide for seven directors. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the director candidates described below. It is intended that the persons named in the accompanying proxy will vote only for the seven nominees for director named on the following pages, except to the extent authority to so vote is withheld with respect to one or more nominees. Each director will be elected to serve until the next annual meeting of shareholders or until a successor is elected and qualified. Directors will be elected by a plurality of the votes cast.

Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that Shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Nominating and Corporate Governance Committee.

During the most recent fiscal year, the Board of Directors held four regularly scheduled meetings. Each director attended all meetings of the Board of Directors and all meetings of each committee on which he served, except Mr. Hummers was unable to attend two meetings of the Board of Directors and one Compensation Committee meeting. The Board typically schedules a meeting in conjunction with the Company’s annual meeting of shareholders and expects that all directors will attend the annual meeting absent a schedule conflict or other valid reason. All of our directors attended the Company’s 2003 Annual Meeting.

Each director who is not an employee of the Company currently is paid a $4,500 quarterly retainer, plus $1,000 for each meeting of the Board of Directors attended and $500 for attendance at each meeting of a committee on which he serves. The Chairman of each Committee receives an additional $500 for each meeting attended. The Company offers a deferred fee plan for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan is non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on the Company’s stock price performance over time. During fiscal 2004, Mr. Bramlett elected to defer 100% of the retainer and meeting fees to which he was entitled. None of the other directors have elected to participate in this plan. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. In addition, each outside director received options to purchase 6,000 Shares on each April 30 from 1992 through 2001, 1,500 Shares on May 14, 2002, 10,500 Shares on May 16, 2003 and 6,000 on April 30, 2004, pursuant to the terms of the Company’s 1992, 1994 and 2002 Stock Option Plans. The exercise price for these options was the fair market value of the Shares on the date of grant, and each option is exercisable for 10 years from the date of grant.

The Board of Directors maintains an Audit Committee on which Messrs. Way (Chairman), Bramlett, and Hummers served during fiscal 2004. The Audit Committee reviews the results and scope of each audit, the service provided by the Company’s independent accountants and all related-party transactions. The Board has determined that each member of the Audit Committee is an independent director, in accordance with the new independence requirements of NASDAQ that take effect as of this Annual Meeting. In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Securities Exchange Act of 1934. The Audit Committee met five times during the most recent fiscal year, including quarterly conference calls with management and the Company’s independent auditors to review interim financial information prior to its public release. Additional information regarding the Audit Committee is set forth below under “Appointment of Independent Public Accountants.”

The Board also maintains a Compensation and Stock Option Committee on which Messrs. Gilreath (Chairman), Bramlett, Hummers and Way serve. This Committee establishes and reviews the compensation criteria and policies of the Company, reviews the performance of the officers of the Company and recommends appropriate compensation levels to the Board of Directors. Additionally, this Committee administers the Company’s 1992, 1994, and 2002 Stock Option Plans. The Board has determined that each member of the Compensation and Stock Option Committee is an independent director, in accordance with the new independence requirements of NASDAQ. The Compensation and Stock Option Committee met three times during the most recent fiscal year.

The Board also maintains a Nominating and Corporate Governance Committee on which Messrs. Bramlett (Chairman), Gilreath, Hummers and Way serve. This committee makes recommendations to the Board regarding nominations for director and senior executive candidates, makes recommendations regarding membership of Board Committees and reviews issues with respect to the structure of Board meetings. This Committee meets at the discretion of the Board or at the call of any two members thereof. The Board has determined that each member of the Corporate Governance and Nominating Committee is an independent director, in accordance with the new independence requirements of NASDAQ. This Committee met once in fiscal 2004.

The following is a list of nominees for election to the Board of Directors. Each nominee’s name, age, current principal occupation (which has continued for at least five years unless otherwise indicated) and the name and principal business of the organization in which that occupation is carried on, the year each incumbent was first elected to the Board, all positions and offices presently held with the Company, and directorships in other public companies are set forth below. Each of the nominees served on the Board of Directors during the Company’s last fiscal year. None of the following nominees or current directors is related (as first cousin or closer) by blood, marriage, or adoption to any other nominee, director, or person who may be deemed to be an executive officer of the Company.

CHARLES D. WALTERS (65), Chairman, World Acceptance Corporation. Mr. Walters has served as Chairman of the Board of Directors since July 1991 and as a director since April 1989. Mr. Walters served as chief executive officer between July 1991 and August 2003, as president from 1986 to 1996, executive vice president from 1984 to 1986, and as regional vice president responsible for operations in Texas and Oklahoma from 1976 to 1984. Mr. Walters joined a predecessor of the Company in 1972.

DOUGLAS R. JONES (52), President and Chief Executive Officer, World Acceptance Corporation. Mr. Jones has served as chief executive officer since August 2003, as president since August 1999 and as a director since May 2001. Mr. Jones served as chief operating officer from August 1999 to August 2003. Prior to August 1999, Mr. Jones was a regional operations director for Associates Financial Services, Inc. Mr. Jones was employed by Associates Financial Services, Inc. in various positions from August 1977 until June 1999.

A. ALEXANDER McLEAN, III (53), Executive Vice President and Chief Financial Officer, World Acceptance Corporation. Mr. McLean has served as executive vice president since August 1996, senior vice president since 1992, and as vice president and chief financial officer and a director since June 1989. Mr. McLean is a certified public accountant in South Carolina.

JAMES R. GILREATH (62), Attorney, The Gilreath Law Firm, P. A., Greenville, South Carolina, a law firm. Mr. Gilreath has served as a director of the Company since April 1989.

WILLIAM S. HUMMERS, III (58), Vice Chairman and Executive Vice President, The South Financial Group, Inc., Greenville, South Carolina, a bank holding company. Mr. Hummers has served in his present capacities with The South Financial Group, Inc., formerly Carolina First Corporation, since 1988. Mr. Hummers currently serves as a director of The South Financial Group, Inc. Mr. Hummers has served as a director of the Company since April 1989.

CHARLES D. WAY (51), Chairman, President, and Chief Executive Officer, Ryan’s Family Steak Houses, Inc., Greer, South Carolina, a restaurant company. Mr. Way has served as president of Ryan’s Family Steak Houses, Inc. since 1988, as its chief executive officer since 1989, and as its chairman since October 1992. From 1986 until 1988, Mr. Way served as executive vice president, treasurer and secretary of Ryan’s Family Steak Houses, Inc. Mr. Way currently serves as a director of Ryan’s Family Steak Houses, Inc. Mr. Way has served as a director of the Company since September 1991.

KEN R. BRAMLETT, JR. (44), Senior Vice President, and General Counsel, Venturi Partners, Inc. (formerly known as Personnel Group of America, Inc.), Charlotte, North Carolina, an information technology and personnel staffing services company. Mr. Bramlett has served as senior vice president and general counsel of Venturi Partners, Inc., Inc. since October 1996, as chief financial officer from October 1999 to January 2001, and as a director of that company from August 1997 to January 2001. Prior to October 1996, Mr. Bramlett was an attorney with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina, law firm, for 12 years. Mr. Bramlett has served as a director of the Company since October 1993.

The following table sets forth the sole (unless otherwise indicated) beneficial ownership, as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of Shares as of June 18, 2004, for each director, nominee, or executive officer identified in the Summary Compensation Table and all directors and executive officers as a group.

OWNERSHIP OF COMMON STOCK OF MANAGEMENT AS OF JUNE 18, 2004

	Shares Beneficially Owned
Name of Individual or Number in Group	Amount (1)		Percent of Class
Charles D. Walters	764,003	(2)	4.1%
A. Alexander McLean, III	353,731	(3)	1.9%
James R. Gilreath	130,500	(4)	*
Charles D. Way	30,000		*
Ken R. Bramlett, Jr.	66,800		*
Douglas R. Jones	81,700		*
William S. Hummers, III	49,780		*
Mark C. Roland	11,500		*
Charles F. Gardner, Jr.	23,400		*
Director and all executive officers as a group (10 persons)	1,507,414		7.9%

*	Less than 1%.

(1)	Includes the following Shares subject to options exercisable within 60 days of June 18, 2004: Mr. Walters – 214,192; Mr. McLean – 246,851; Mr. Gilreath—60,000; Mr. Way – 24,000; Mr. Bramlett – 60,000; Mr. Jones – 76,700; Mr. Hummers – 37,500; Mr. Roland – 11,500; Mr. Gardner – 23,400; Directors and Executive Officers as a group – 1,269,317.

(2)	Includes 53,500 Shares held in trust for the benefit of Mr. Walters’ grandchildren and nephew, and 3,040 Shares held by Mr. Walters’ spouse. Mr. Walters disclaims beneficial ownership of these Shares.

(3)	Includes 51,000 Shares in a self-directed retirement account maintained for the benefit of Mr. McLean.

(4)	Includes 7,500 Shares held in a profit-sharing trust for which Mr. Gilreath serves as trustee. Also includes 90,000 Shares in a limited partnership in which Mr. Gilreath is a partner.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Committee Charters

In furtherance of its goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company approved Corporate Governance Guidelines. The Guidelines are available to any shareholder that requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, SC 29606. In addition, committee charters for the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are included on the Company’s website, and the charter for the Audit Committee is attached as Appendix A to this proxy statement.

Director Independence

The Board of Directors has determined that a majority of its members are independent and meet the new independence requirements of NASDAQ. Douglas R. Jones and Mr. A. Alexander McLean, employees of the Company, and Mr. Charles D. Walters, the former Chief Executive Officer of the Company, do not meet the independence requirements of NASDAQ.

Audit Committee Financial Experts

The Board of Directors has determined that each member of the Audit Committee, Mr. Way, Mr. Bramlett and Mr. Hummers is an audit committee financial expert. Each of these members is also “independent” as that term is defined in accordance with the new independence requirements of NASDAQ.

Executive Sessions of Non-Management Directors

Non-management Board members will meet without management present at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors include directors that are not independent directors, at least once a year an executive session including only independent directors will be scheduled. Mr. Ken R. Bramlett, Jr., or any successor, Chairman of the Nominating and Corporate Governance Committee, will preside over meetings of the non-management or independent directors.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, employees and officers of the Company (including the Company’s President and Chief Executive Officer (principal executive officer) and Executive Vice President and Chief Financial Officer (principal financial and accounting officer)). The Code of Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, and print copies are available to any shareholder that requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, South Carolina 29606.

Shareholder Communications with Directors

Any shareholder who wishes to communicate with our board of directors, or one or more individual directors, can write to them at this address:

World Acceptance Corporation

Board Administration

c/o Corporate Secretary

P. O. Box 6429

Greenville, South Carolina 29606

Your letter should indicate that you are a shareholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to address the communication directly, for example where it is a request for information about the Company or a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Board, a member of management will present a summary of all communications received since the last meeting that were not forwarded. Those communications will be available to the directors on request.

Director Nominations

Our Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders, except to the extent that our bylaws or applicable South Carolina law require otherwise. The Board of Directors has delegated the screening process for other director nominees to the Nominating and Corporate Governance Committee (the “Governance Committee”). Our Governance Committee consists of three “independent” directors, as determined by the Board in accordance with applicable NASDAQ standards.

Our corporate governance policy outlines certain minimum criteria for Board membership. These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and, as a general rule, should be persons who have demonstrated exceptional ability, diligence and judgment. In addition, the policy requires that at least a majority of the Board consist of independent directors. The Governance Committee has not developed or recommended to the Board any specific criteria for Board membership to complement these general criteria. However, the Governance Committee believes that directors should, at a minimum, have expertise that may be useful to the Company. Directors should also be willing and able to devote the required amount of time to Company business.

The Governance Committee applies these criteria when evaluating all nominee candidates. When current Board members are considered for nomination for re-election, the Governance Committee also considers their prior Board contributions and meeting attendance records.

When seeking director candidates, the Governance Committee may solicit suggestions from incumbent directors, management or others. As our corporate governance policy and the Governance Committee charter indicate, the Committee will also consider candidates recommended by shareholders, provided that such nominations are made in writing and are received by the Company at its executive offices not later than, in the case of nominees to be considered for election at the 2005 Annual Meeting of Shareholders, March 2, 2005 (which is 120 days prior to the expected mailing date of the 2005 Proxy Statement). Any nomination should be sent to the attention of the Company Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Company as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.

The Governance Committee’s process for recommending nominees begins with a preliminary assessment of each candidate based on the individual’s resume and biographical information, willingness to serve and other background information. This information is evaluated against the criteria stated above and the specific needs of the Company at that time. After these preliminary assessments, the candidates who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews to continue the evaluative process. Incumbent directors, however, generally are not required to interview again. On the basis of the information learned during this process, the Governance Committee determines which nominees to recommend to the Board for nomination.

Our Governance Committee does not currently use the services of any third party search firm to assist in identifying or evaluating board candidates. However, the Committee may engage a third party to provide these services in the future, as it deems appropriate at the time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater-than-10-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company’s executive officers, directors, and greater-than-10-percent beneficial owners have complied with such reporting requirements during the fiscal year ended March 31, 2004.

SHAREHOLDER RETURN

Performance Graph. The following chart provides a graphic comparison of the cumulative shareholder return on the Company’s Shares to (a) the cumulative total return of the NASDAQ Composite Index and (b) the cumulative total return of the NASDAQ Financial Index. All cumulative returns assume the investment of $100.00 in each of the Company’s Shares, the NASDAQ Composite Index and the NASDAQ Financial Index on March 31, 1999.

	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03	3/31/04
World Acceptance Corporation	100.00	94.20	124.47	130.61	167.44	364.84
NASDAQ Composite Index	100.00	185.81	74.39	74.97	55.03	81.21
NASDAQ Financial Index	100.00	94.77	104.92	130.56	121.16	174.23

EXECUTIVE COMPENSATION

Report of Compensation and Stock Option Committee

The Compensation and Stock Option Committee is responsible for establishing compensation and benefits for the members of senior management of the Company. This Committee annually evaluates the Company’s performance and compensation paid to the Company’s executive officers and other senior management. It is also responsible for administering the Company’s 1992, 1994, and 2002 Stock Option Plans and meets periodically to consider option grants to newly hired, promoted, and existing members of management.

Objectives and Policies

The Compensation and Stock Option Committee seeks to establish compensation policies, plans, and programs to accomplish two objectives: (i) to attract and retain highly capable and well-qualified executives and other employees and (ii) to focus executives’ efforts on increasing shareholder value. To achieve these objectives, the committees have established a compensation package consisting of base salary, short-term incentive compensation in the form of annual cash bonuses based on the performance of the Company during the prior fiscal year, and long-term incentive compensation primarily in the form of discretionary stock options and restricted stock awards that vest over a period of time.

The following executive officers have been compensated pursuant to the objectives described above in accordance with employment agreements and in accordance with incentive compensation plans described below: Messrs. Walters and McLean since the beginning of fiscal 1995, and Mr. Jones since August 1999. The Compensation and Stock Option Committee believes that it is desirable to tie a significant percentage of each executive’s overall compensation to the achievement of goals designed to maximize shareholder value. Accordingly, the employment agreements provide for minimum base salary levels, subject to adjustment at the discretion of the Committee, potentially significant annual cash bonus awards based on the achievement of objective annual Company performance goals, and potentially significant awards of stock options and restricted stock based on the achievement of objective, long-term Company performance goals.

For fiscal 2004 Messrs. Walters, Jones, and McLean were paid the minimum base salaries established under their employment agreements. The amount of cash bonuses awarded to Messrs. Walters, Jones, and McLean for fiscal 2004 were determined in accordance with the Company’s Executive Incentive Plan (the “Executive Incentive Plan”) and based on the Company’s achievement of pre-established annual goals related to (1) increases in earnings per share, (2) growth in loans receivable, (3) expense control, and (4) control of loan charge-offs. The Committee selected these goals to motivate and reward the maximization of shareholder value based on its belief that earnings per share is the most direct measure of shareholder value and that growth in loans receivable, expense control and charge-off control are the three most significant determinants of earnings per share. The relative weights assigned to each of these goals in determining the amount of cash bonus compensation for Messrs. Walters, Jones, and McLean in fiscal 2004 were as follows: earnings per share—40%; growth in loans receivable—25%; expense control—25%; and charge-off control – 10%. Possible bonuses ranging from 25%

to 150% of base salary for Messrs. Walters and Jones, and from 20% to 120% of base salary for Mr. McLean were available for fiscal 2004 depending upon whether the Company reached the pre-established minimum, threshold, target, or maximum levels of achievement with respect to a particular goal. During fiscal 2004, the Company achieved maximum performance levels with respect to its goals for earnings per share, growth in loans receivable and expense control, and threshold level with respect to charge-off control. Mr. Walters’ bonus was prorated for the five months that he was chief executive officer, resulting in an earned bonus of five-twelfths of his calculated annual payout. As a result, the cash bonuses payable under the Executive Incentive Plan amounted to 58.3%, 140.0% and 112.0% of base salary for Messrs. Walters, Jones, and McLean, respectively.

The compensation of the Company’s other three executive officers, Mr. Roland, Mr. Gardner, and Mr. Thompson, provide for bonuses which are based 70%, 50%, and 50%, respectively, on the same Company performance goals that determine the compensation of Messrs. Walters, Jones, and McLean, with the balance of the potential bonus based on the achievement of business unit performance goals.

Historically, the long-term incentive components of the Company’s executive compensation have been stock options under the 1992, 1994, and 2002 Stock Option Plans. Options may have a term of up to 10 years, but expire earlier upon an executive’s termination of employment. Options granted under the 1992, 1994, and 2002 Stock Option Plans are exercisable at the fair market value of the Shares at the date of grant. Restricted stock awards may contain such transfer restrictions and vesting and other terms as determined by the Compensation and Stock Option Committee.

Section 162(m) of the Internal Revenue Code prohibits publicly held corporations from deducting as an expense for tax purposes the amount by which compensation paid to certain executives exceeds $1,000,000 annually. Certain types of incentive compensation are excepted from this prohibition. While the current compensation levels of the Company’s executives are well below this limit, the Committee intends to consider the effects of Section 162(m) in determining whether any of the Committee’s policies, or any of the Company’s compensation plans, should be changed to avoid payment of nondeductible compensation.

Compensation of Chief Executive Officer

Mr. Jones’ compensation for fiscal 2004 was determined in the manner and in accordance with the policies described above.

During fiscal 2004, the Company continued to experience excellent improvement in its operating performance. For the 12 months ended March 31, 2004, the Company earned $28.8 million, representing an 25.8% increase over the prior year, an 11.7% return on average assets and a 21.5% return on average equity. During fiscal 2004, Mr. Jones oversaw increases in the Company’s office network of 56 net new offices, and in gross loans receivable, the Company’s primary earning assets, of 16.3%. Additionally, the Committee has compared Mr. Jones’ compensation package to those of chief executive officers of similar companies. Based on these factors, the Committee believes that Mr. Jones’ compensation as Chief Executive Officer appropriately reflects the Company’s short-term and long-term performance.

CEO Succession

In October 2002, The Board of Directors, upon the recommendation of the Committee, approved a CEO Succession Plan, pursuant to which the position of Chief Executive Officer was be passed from Mr. Walters to Mr. Jones effective at last year’s Annual Meeting. Mr. Walters remained as Chairman of the Board of Directors. In connection with the CEO Succession Plan, the terms of the employment agreements of Messrs. Walters and Jones were amended and restated. In general, Mr. Walters will continue to receive his base salary through March 31, 2006 pursuant to the salary continuation and severance provisions of the agreement. For fiscal 2004, Mr. Walters’ annual incentive award was prorated to equal five-twelfths of the annual amount that he would have received had he remained chief executive for all of fiscal 2004. The terms of Mr. Jones’ employment remained the same following his transition to Chief Executive Officer, except that his annual minimum base salary increased from $223,000 to $250,000 and his possible bonus range for fiscal 2004 and thereafter under the Company’s executive incentive plan increased from 22.5%—135% to 25%—150%. For additional information concerning the terms of these employment agreements, see “Employment and Severance Agreements” below.

COMPENSATION AND STOCK OPTION COMMITTEE

James R. Gilreath, Chairman

Ken R. Bramlett, Jr.

William S. Hummers, III

Charles D. Way

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended March 31, 2003, 2002 and 2001 with respect to the chief executive officer of the Company and, except as otherwise noted, the four other executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended March 31, 2004.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Award
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Charles D. Walters	2004	283,500	166,500	(2)	—	120,652	(3)
Chairman(1)	2003	274,667	379,500	(2)	10,000	68,282	(4)
	2002	266,666	268,000	(2)	20,000	16,921	(5)
Douglas R. Jones	2004	238,540	350,000	(2)	125,000	5,023	(7)
President and Chief	2003	208,000	259,875	(2)	35,000	4,201	(7)
Executive Officer(6)	2002	195,917	178,200	(2)	20,000	3,499	(7)
A. Alexander McLean, III	2004	206,742	233,408	(2)	10,000	4,798	(7)
Executive Vice President	2003	196,875	218,295	(2)	7,500	4,182	(7)
and Chief Financial Officer	2002	187,500	151,200	(2)	20,000	3,472	(7)
Mark C. Roland	2004	158,725	182,000	(2)	10,000	3,780	(7)
Executive Vice President	2003	152,350	151,645	(2)	7,500	3,715	(7)
Southern Division	2002	137,183	91,005	(2)	10,000	3,464	(7)
Charles F. Gardner, Jr.	2004	114,033	102,500	(2)	7,500	3,766	(7)
Senior Vice President	2003	107,950	95,600	(2)	5,000	3,795	(7)
Western Division	2002	100,333	72,997	(2)	10,000	3,384	(7)

(1)	Mr. Walters served as the Company’s Chief Executive Officer until August 6, 2003.

(2)	Certain amounts may have been expended by the Company which may have had value as a personal benefit to the named officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such named officer for the fiscal year reported.

(3)	Includes $4,790 in company-matching contributions under the Company’s 401(k) plan and $115,862 paid to Mr. Walters as reimbursement for life insurance premiums paid by him to purchase insurance covering his life.

(4)	Includes $4,171 in company-matching contributions under the Company’s 401(k) plan and $64,111 paid to Mr. Walters as reimbursement for life insurance premiums paid by him to purchase split-dollar insurance covering his life. The split-dollar arrangement was subsequently discontinued and all previous advances made by the company were repaid.

(5)	Includes $3,465 in company-matching contributions under the Company’s 401(k) plan and $13,456 representing the assumed present value of the non-term portion of premium payments made on behalf of Mr. Walters by the Company to purchase split-dollar insurance covering Mr. Walters’s life, assuming repayment of such amount by Mr. Walters upon retirement at age 65 at an interest rate of 8% per annum.

(6)	Mr. Jones served as the Company’s Chief Operating Officer until August 6, 2003, at which time he succeeded Mr. Walters as the Company’s Chief Executive Officer.

(7)	Amount represents company-matching contributions under the Company’s 401(k) plan.

Option Grants Table

The following table sets forth information with respect to options granted during the fiscal year ended March 31, 2004, to the named officers.

Option Grants in Last Fiscal Year(1)

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh)(1)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5% ($)	10%($)
Charles D. Walters	0	0	0	0	0	0
Douglas R. Jones	75,000	25.3	11.44	5/16/13	539,592	1,367,431
	50,000	16.8	22.25	1/5/14	699,645	1,773,038

	125,000				1,239,237	3,140,470

A. A. McLean, III	10,000	3.4	16.55	10/24/13	104,082	263,764
Mark C. Roland	10,000	3.4	16.55	10/24/13	104,082	263,764
Charles F. Gardner, Jr.	7,500	2.5	16.55	10/24/13	78,062	197,823

(1)	All Options shown in this table were granted under the Company’s 1994 and 2002 Stock Option Plans at the fair market value of the Shares on the date of grant (defined as the closing sale price of the Shares as quoted on the NASDAQ National Market System).

(2)	These amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings cannot be predicted, and there can be no assurance that the gains set forth in the table can be achieved. No gains to the option holders are possible without increases in the price of the Shares, which will benefit all shareholders.

Option Exercises and Year-End Value Table

The following table sets forth information with respect to option exercises and unexercised options held as of March 31, 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles D. Walters	295,674	$3,869,743	214,192	20,000	$2,528,240	$225,200
Douglas R. Jones	25,300	243,533	76,700	148,000	926,707	1,006,914
A. Alexander McLean, III	135,000	1,687,975	246,851	28,000	2,906,743	233,160
Mark C. Roland	50,000	500,614	11,500	34,000	132,640	316,152
Charles F. Gardner, Jr.	25,000	202,180	23,400	22,100	317,826	202,364

(1)	The fair market value used for computations in this column was $19.61, which was the last sales price of the shares on March 31, 2004.

Employment and Severance Agreements

The Company maintains employment agreements with Messrs. Jones and McLean. The agreement of Mr. Jones was amended and restated effective June 1, 2003 in connection with the transfer of the position of Chief Executive Office from Mr. Walters to Mr. Jones effective August 6, 2003.

These agreements expire on March 31, 2006 for Jones and McLean. The terms of these agreements are each three years and provide for current annual base salaries of not less than $250,000 for Mr. Jones and $208,400, for Mr. McLean, as determined by the Compensation Committee. These salaries are subject to annual increases as determined by the Compensation Committee. In addition, the agreements provide for the payment of annual cash incentive payments in accordance with the terms of the Company’s Executive Incentive Plan, based on the Company’s achievement of certain pre-established performance criteria. For fiscal 2004, the performance criteria related to achievement of a certain level of earnings per common share, a certain amount of growth in loans receivable, the control of general and administrative expense within certain limits, and control over the level of charge-offs.

Under the agreements with Messrs. Jones and McLean, the Company has agreed to provide each with long-term disability insurance benefits equal to 60% of such executive’s base salary at the time of disability. These agreements also provide for severance payments and the continuation of certain benefits if the executive is terminated without cause or constructively discharged (as defined in the agreements). In the event of such termination without cause or constructive discharge, including any such termination or discharge that occurs within one year after a change of control of the Company, the executive is entitled to receive (i) severance pay equal to 100% of such executive’s base salary at the time of termination or change of control, as the case may be, for the longer of 24 months or the remaining term of the employment agreement, (ii) the continuation of all other perquisites and benefits available under the agreement for a period of 24 months from the date of termination, and (iii) annual incentive compensation payments prorated to the date of termination.

Messrs. Jones and McLean have agreed not to compete with the Company during the term of their employment and for two years thereafter.

In connection with Mr. Walters’ retirement from the position of Chief Executive Officer effective August 6, 2003, his employment agreement was amended and restated effective June 1, 2003 and was further amended effective January 28, 2004. Under the salary continuation and severance provisions of the amended and restated agreement, Mr. Walters will continue to be paid his base salary of $285,000, and will continue to receive other salaried employee benefits, through March 31, 2006. For fiscal 2004, Mr. Walters received a pro-rated annual incentive award under the Company’s Executive Incentive Plan equal to 5/12 of the award he would have received had he remained Chief Executive Officer for all of fiscal 2004.

In addition, during the term of the amended agreement, the Company will provide Mr. Walters with long-term disability insurance benefits equal to 60% of his base salary at the time of disability. The amended agreement also modified an arrangement with respect to life insurance that formerly had been provided by the Company to satisfy a covenant in Mr. Walters’ employment agreement that the Company maintain at least $2,000,000 in life insurance coverage for the benefit of Mr. Walters’ designated beneficiary. Although the Company had formerly satisfied this obligation by making premium payments on a split-dollar life insurance policy, this policy was unwound pursuant to the amended agreement in exchange for the Company’s agreement to reimburse Mr. Walters (including gross-ups for any takes he incurs as a result of such reimbursements) for his cost to purchase $1,000,000 of life insurance during the remaining term of the amended employment agreement. The Company has also agreed, through March 31, 2006, to provide Mr. Walters with office space and administrative assistance sufficient to enable him to perform his duties as Chairman of the Board.

In exchange for these benefits, Mr. Walters has agreed not to compete with the Company for a period of 24 months following the termination of his period of employment.

Supplemental Executive Retirement Plan

The Company has instituted a Supplemental Executive Retirement Plan (“SERP”), which is a non-qualified executive benefit plan in which the Company agrees to pay the executive additional benefits in the future, usually at retirement, in return for continued employment by the executive. The Company selects the key executives who participate in the SERP. The SERP is an unfunded plan, which means there are no specific assets set aside by the Company in connection with the establishment of the plan. The executive has no rights under the agreement beyond those of a general creditor of the Company. The Company has currently entered into SERP contracts with nine senior level managers, including all executive officers. The SERP contracts provide for a retirement benefit of 45% of the executive’s final base salary, multiplied by a “Days of Service Fraction” should the executive elect early retirement. No executive will be granted early retirement until he has reached age 57 and has been a participant of the plan for at least eight years.

The expected benefits associated with such persons, assuming retirement at age 65, are as follows:

Name	Year of Birth	Retirement Age	Annual Retirement Benefit	Duration of Retirement Benefits
Charles D. Walters	1939	67	$128,250	15 years
Douglas R. Jones	1951	65	170,166	15 years
A. Alexander McLean III	1951	65	139,638	15 years
Mark C. Roland	1956	65	122,316	15 years
Charles F. Gardner, Jr.	1961	65	94,659	15 years

Equity Plan Compensation Information

The following table sets forth certain information as of March 31, 2004, regarding the Company’s three equity compensation plans, the 1992, 1994 and 2002 Stock Option Plans. These plans have been approved by the Company’s shareholders.

Equity Compensation Plan Information as of March 31, 2004

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
All equity compensation plans approved by security holders	1,648,991	$9.10	224,317

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Report of the Audit Committee of the Board of Directors

The Audit Committee is composed of three directors, each of whom is independent within the meaning of applicable NASDAQ rules and all of whom have accounting or related financial management expertise. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Our responsibility, as members of the Audit Committee, is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring these processes.

Our oversight of these processes and considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

In this context, the Audit Committee met with management and the independent accountants to review and discuss the March 31, 2004, audited consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. In particular, the Audit Committee considered whether the provision of non-audit services described below is compatible with maintaining the independence of the accountants.

Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles D. Way, Chairman

Ken R. Bramlett, Jr.

William S. Hummers, III

Audit Committee Pre-Approval of Services Provided by the Independent Auditors

As mandated by SEC regulations, the Audit Committee pre-approves all audit and permitted non-audit services provided to the Company by its independent auditors. The Audit Committee’s practice in this regard is to have the independent auditors, in conjunction with their proposed engagement to provide annual audit services, to also provide for the Audit Committee’s review and approval the terms of additional proposed engagements regarding matters such as tax compliance and employee benefit plan audits. To the extent that any other services not detailed on these engagements are proposed throughout the year, these services may be undertaken only after review with, and approval by, the Audit Committee Chairman, who reports on such services to the full Audit Committee at its regularly scheduled meetings.

Audit Fees

KPMG, LLP billed us the following amounts in aggregate fees for fiscal years 2004 and 2003 audit services, the review of the financial statements included in quarterly reports on Form 10-Q during those years and the services that are normally provided by them in connection with statutory and regulatory filings:

2004 — $124,000	2003 — $105,000

Audit-Related Fees

KPMG LLP billed us the following amounts in aggregate fees for fiscal years 2004 and 2003 for assurance and related services, other than those described above under “-Audit Fees,” that are reasonably related to the performance of the audit or review of our financial statements:

2004 — $18,000	2003 — $17,500

In 2004 and 2003, these fees were billed for the audit of the Company’s Retirement Savings Plan.

Tax Fees

For fiscal 2004 and 2003, KPMG LLP billed us the following amounts in aggregate fees for tax compliance, tax advice and tax planning services:

2004 — $75,000	2003 — $72,350

All Other Fees

There were no other fees billed for other services rendered by KPMG LLP for fiscal years 2004 and 2003.

Of all the fees reported above, none were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee has approved the selection of the firm KPMG LLP as independent public accountants to examine the books of the Company and its subsidiaries for the current fiscal year, to report on the consolidated balance sheet and related statement of operations of the Company and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. The Board recommends that the shareholders vote in favor of ratifying and approving the selection of KPMG LLP for the purposes set forth above.

The Company has been advised by KPMG LLP that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiaries during the Company’s most recent fiscal year.

Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Approval of the proposal requires the affirmative vote of a majority of the Shares voted on the proposal. Should the shareholders vote negatively, the Board of Directors will consider a change in accountants for the next year.

The Board unanimously recommends a vote FOR ratifying the selection of KPMG LLP as independent public accountants to audit the books of the Company and its subsidiaries for the current year.

PROPOSALS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who intend to present proposals for consideration at next year’s annual meeting are advised that any such proposal must be received by the Secretary of the Company by no later than the close of business on March 2, 2005, if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record the lesser of at least $2,000 in market value, or 1% of the outstanding Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, under SEC rules, proxies of the Board of Directors may exercise their discretionary voting authority to vote against any shareholder proposal raised at next year’s annual meeting if notice of such proposal is received by the Secretary of the Company later than the close of business on May 16, 2005.

OTHER MATTERS

The Board and the Company’s officers are not aware of any other matters that may be presented for action at the Meeting, but if other matters do properly come before the Meeting, it is intended that Shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

You are cordially invited to attend this year’s Meeting. However, whether you plan to attend the Meeting or not, you are respectfully urged to sign and return the enclosed proxy, which will, of course, be returned to you at the Meeting if you are present and so request.

C. D. WALTERS
Chairman of the Board

June 30, 2004

Appendix A

Amended and Restated May 26, 2004

Amended and Restated

WORLD ACCEPTANCE CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE AND RESPONSIBILITIES

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors of World Acceptance Corporation, (the “Corporation”) in fulfilling its oversight responsibilities by monitoring (i) the Corporation’s accounting, auditing, and financial reporting processes generally, including the performance and independence of the independent auditor and the audits of the Corporation’s financial statements, (ii) the Corporation’s systems of internal controls regarding finance and accounting and (iii) the Company’s risk management and compliance with legal and regulatory requirements. The Committee’s primary responsibilities are to:

•	Serve as an independent and objective party to monitor the integrity of the Corporation’s financial reporting process and internal control system;

•	Review, oversee and appraise the qualifications, independence and audit performance of the Corporation’s independent accountants; and

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants.

The independent accountants are ultimately accountable to the Committee, which has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval). The Committee has direct responsibility for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

Audit Committee of the Board of Directors Charter

Amended and Restated May 26, 2004

II.	COMPOSITION

The Committee shall be comprised of three or more directors appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee, each of whom in the judgment of the Board shall be an independent director within the meaning of applicable regulations, including those of any national securities exchange or market on which the Corporation’s securities are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or outside consultant parties.

Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet, in person or by conference call, at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee should meet periodically with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

Review of Documents and Reports; Audit Committee Report

1. Review with management and the independent accountants (i) the Corporation’s annual and quarterly financial statements, (ii) any accompanying certification, report, opinion, or review by the independent accountants and (iii) prior to the filing of the Form 10-K or 10-Q, as applicable, disclosures to be made in Management’s Discussion and Analysis of Financial Condition and Results of Operations. With respect to annual financial statements, recommend to the Board, based on this review, whether the financial statements should be included in the Form 10-K.

2. Review with management and the independent accountants each earnings press release (including the use of “pro forma,” “adjusted” or other non-GAAP financial measures and any other earnings guidance) prior to the issuance of such release and the filing of the related Form 10-Q, and review financial

Audit Committee of the Board of Directors Charter

Amended and Restated May 26, 2004

3. information and earnings guidance provided to ratings agencies prior to any ratings agency presentations. The Committee’s review in this regard may be general in nature (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made). The Chairman of the Committee may represent the entire Committee for these purposes.

4. Provide or approve a report for inclusion in the Corporation’s proxy statement for its annual meeting of shareholders, in accordance with applicable rules and regulations, including those of the Securities and Exchange Commission, and approve any disclosure to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

Internal Auditors

5. Consider, in consultation with the independent accountants and the internal auditors, the audit scope and plan of the internal auditors.

6. Consider and review with management and the internal auditors:

a. Significant findings during the year and management’s responses thereto.

b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c. Any changes required in the planned scope of their audit plan.

d. The internal audit department budget and staffing.

Independent Accountants

7. Select the Corporation’s independent accountants, considering independence, qualifications and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent accountants therefore.

8. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may when it deems appropriate form and delegate this authority to subcommittees consisting of one or more Committee members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next meeting.

Audit Committee of the Board of Directors Charter

Amended and Restated May 26, 2004

8. Review and periodically discuss with the accountants all significant relationships the accountants have with the Corporation and others that may affect the accountants’ independence, and ensure receipt from the independent accountants the written disclosures and the letter from the independent accountants required by Standard No. 1 of the Independence Standards Board.

9. Evaluate, at least annually, the independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountants’ independence and confirming any rotation of the audit team as required by applicable rules and regulations, and taking into account the opinions of management and internal auditors.

10. Review the performance of the independent accountants, and make changes with respect to the independent accountants if and when circumstances warrant.

11. Set policies governing the Corporation’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Corporation.

12. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

Financial Reporting Processes

13. In consultation with the independent accountants, review the integrity and adequacy of the Corporation’s financial reporting processes, both internal and external.

14. Review periodically the effect of regulatory and accounting initiatives and off-balance-sheet structures, if any, on the Corporation’s financial statements.

15. Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

16. Review and discuss quarterly reports from the independent accountants on: (i) all critical accounting policies and practices of the Corporation; (ii) all alternative treatments of financial information within

Audit Committee of the Board of Directors Charter

Amended and Restated May 26, 2004

generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

17. Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements, and consider with the independent accountants any other significant findings and recommendations of those accountants, together with management’s responses thereto.

18. Review disclosures made to the Committee by the Chief Executive Officer and the Chief Financial Officer during their certification process for Forms 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

19. Consider, and approve if appropriate, any major changes to the Corporation’s auditing and accounting principles and practices suggested by the independent accountants or management.

Process Improvement

20. Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments (including, without limitation, critical accounting policies and practices) made in management’s preparation of the financial statements and the view of both management and the accountants as to the appropriateness of such judgments.

21. After completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

22. Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

Risk Management; Legal and Regulatory

23. Inquire of management, the internal auditors and the independent accountants about significant risks or exposures, including those arising from major legislative or regulatory developments, and assess the steps management has taken to minimize such risks to the Corporation.

Audit Committee of the Board of Directors Charter

Amended and Restated May 26, 2004

24. Review the status of compliance with laws and regulations, and the scope and status of systems designed to promote the Corporation’s compliance with laws and regulations, through reports from management, legal counsel and, if deemed appropriate, third parties.

25. Review periodically, with counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

Miscellaneous

26. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

27. Report Committee activities to the Board of Directors and make such recommendations to the Board of Directors as the Committee deems appropriate.

28. Receive reports regarding, and review, any “related party transactions,” as defined by applicable regulations and determine whether to ratify or approve such transactions.

29. Consider questions of possible conflicts of interest of members of the Board and of those senior executives of the Corporation who serve on any of the Corporation’s committees.

30. Prepare for the Board an annual performance evaluation of the Committee, and annually review and reassess the adequacy of this Charter (recommending any appropriate changes to the Board).

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Corporation shall provide appropriate funding to pay all such fees and for any other activities undertaken by the Committee pursuant to this Charter.

Approved, amended and restated at the regularly scheduled meeting of the Board of Directors of World Acceptance Corporation on May 26, 2004.

Audit Committee of the Board of Directors Charter

Amended and Restated May 26, 2004

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting

of Shareholders

to be held on

August 4, 2004

FRONT

WORLD ACCEPTANCE CORPORATION
Revocable Proxy	ANNUAL MEETING OF SHAREHOLDERS
to be held on August 4, 2004

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints A. Alexander McLean, III and Jeffrey W. Ohly as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of World Acceptance Corporation (the “Company”) held of record by the undersigned on June 18, 2004 at the annual meeting of shareholders to be held on August 4, 2004 or any adjournment thereof.

1. ELECTION OF DIRECTORS	FOR all nominees listed below	WITHHOLD AUTHORITY
	(except as marked to the contrary below) ☐	to vote for all nominees listed below ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Charles D. Walters; Douglas R. Jones; A. Alexander McLean, III; James R. Gilreath; William S.

Hummers, III; Charles D. Way; and Ken R. Bramlett, Jr.

2.	PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP as the Company’s independent public accountants

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

BACK

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL AND THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, AND THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

DATED: ___________________________________, 2004

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE